UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2010 (March 23, 2010)

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53534	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Ruth I. Dreessen, Executive Vice President and Chief Financial Officer of TPC Group Inc. (the “Company”), will be leaving the Company effective as of a separation date on or before May 31, 2010 to be determined.

(e) In connection with Ms. Dreessen’s departure from the Company, and in recognition of her contributions to the Company during her employment, the Company entered into an agreement dated March 23, 2010 with Ms. Dreessen addressing various rights and obligations associated with her separation as follows:

•

continuation of employment through the separation date, defined as the earlier of (i) the date on which the Company notifies Ms. Dreessen of release of employment, or (ii) May 31, 2010, subject to earlier termination for death, disability or cause, with compensation at the current $400,000 annual base salary rate, current health and welfare benefits, and no eligibility for equity awards or bonus payments;

•

salary continuation at the current $400,000 annual base salary rate through the first anniversary of the separation date, payable monthly, except that salary continuation payments will be withheld until (and withheld amounts paid in a lump sum immediately following) six months after separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”);

•	welfare benefit reimbursement of $1,726 per month through the first anniversary of the separation date, payable monthly, subject to the six-month payment delay described above;

•

lump sum separation payment in the amount of $250,000, in consideration for and subject to Ms. Dreessen’s continued efforts during the transition period through the separation date and Ms. Dreessen’s timely execution of a release of claims against the Company and its affiliates, officers and directors, followed by the expiration of a seven day waiting period with no revocation of such release;

•

restrictive covenants, including confidentiality and nondisclosure obligations in accordance with applicable law, non-compete obligations for a period of twelve months after the agreement date, non-solicitation obligations for a period of twelve months after the separation date, and customary cooperation and non-disparagement obligations; and

•	expiration of outstanding stock options held by Ms. Dreessen on the separation date or such earlier date set forth in applicable stock option agreements.

The foregoing description of the agreement is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

TPC Group Inc. will participate in meetings with investors and analysts on Wednesday, March 24, 2010 at the BB&T Capital Markets Commercial & Industrial Conference, which will be held at the Waldorf-Astoria Hotel in New York, New York on March 24 - 25, 2010. A copy of the slides to be presented at the conference is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The slide presentation includes statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein. The slide presentation also contains non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Appendix to the slide presentation.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the slide presentation furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement dated March 23, 2010 between TPC Group Inc., TPC Group LLC and Ruth I. Dreessen

99.1	TPC Group Inc. slide presentation to investors and analysts at the BB&T Capital Markets Commercial & Industrial Conference on March 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: March 24, 2010	By:	/s/ CHRISTOPHER A. ARTZER
Christopher A. Artzer
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement dated March 23, 2010 between TPC Group Inc., TPC Group LLC and Ruth I. Dreessen

99.1	TPC Group Inc. slide presentation to investors and analysts at the BB&T Capital Markets Commercial & Industrial Conference on March 24, 2010